Pinnacle West Capital Corporation

February 9, 1999



Dear George

As we have discussed, your participation in the strategic direction at Pinnacle West is important to the achievement of our goals to increase shareholder value and grow the company. Therefore, I am pleased to offer you the following:

+        PROMOTION
         Effective Wednesday, February 10, 1999 you will be promoted to President of Pinnacle West Capital Corporation and also retain your title of Chief Financial Officer of APS and Pinnacle West.

+        BASE SALARY
         In conjunction with the effective date of your promotion, you will receive a base salary increase of twenty five thousand dollars resulting in a new annual base salary of $400,000.

+        PINNACLE WEST CAPITAL CORPORATION INCENTIVE
         In 1999, you will have the opportunity to participate in the Pinnacle West Incentive Plan, which includes a maximum incentive opportunity of 67.5% of base salary, subject to board approval.

         Details of the entire plan will be available once the current plan document has been reviewed and revised where appropriate.

+        STOCK OPTIONS
         In recognition of your promotion to President of Pinnacle West Capital Corporation you will receive 35,000 Pinnacle West options issued at a stock price in effect at the close of business on Wednesday, February 10, 1999.

         The vesting will be at the rate of twenty percent per year beginning February 10, 1999 for five years.

         The options will expire on December 31, 2009.

+        PENSION BENEFIT
         The Company will credit you with fifteen years of service for pension purposes. This will result in your ability to reach the 60% maximum pension benefit. This letter replaces our previous agreement of November 25, 1996.

Congratulations on your new role and I look forward to working with you on the many business opportunities we will face in 1999 and beyond.

Sincerely,


William J. Post
------------------------------
William J. Post
Chief Executive Officer

The foregoing is agreed to and accepted:



George A. Schreiber, Jr.
----------------------------------------
George A. Schreiber, Jr.